Exhibit 99.5

NORTH PENN BANK

216 ADAMS AVENUE

SCRANTON, PENNSYLVANIA 18503-1692

NOTICE OF SPECIAL MEETING OF DEPOSITORS

Notice is hereby given that a Special Meeting of Depositors (the “Special Meeting”) of North Penn Bank (the “Bank”) will be held at the                      (                    ,                     , Scranton, Pennsylvania on                     ,                     , 2005, at     :     a.m., local time. Business to be taken up at the Special Meeting shall be to consider and vote upon the approval of:

1.	the Amended and Restated Plan of Reorganization and Minority Stock Issuance pursuant to which North Penn Bank will be reorganized into the mutual holding company structure. As part of the voting on the plan of reorganization, depositors will be approving the proposed amended and restated articles of incorporation and bylaws for North Penn Bank (in stock form) and articles of incorporation and bylaws for North Penn Bancorp, Inc. and North Penn Mutual Holding Company. Pursuant to the plan of reorganization, North Penn Bancorp, Inc. will issue 53.9% of its common stock to North Penn Mutual Holding Company, a state-chartered mutual holding company that will be formed pursuant to the plan of reorganization, will offer for sale 44.1% of its common stock and, assuming approval of Proposal 2, will contribute 2% of its common stock to North Penn Charitable Foundation;

2.	the establishment of North Penn Charitable Foundation, a Pennsylvania non-stock corporation, dedicated to the promotion of charitable purposes in Northeastern Pennsylvania, and the contribution of a number of shares of authorized but unissued North Penn Bancorp, Inc. common stock in an amount equal to 2% of the common stock issued in the reorganization concurrently with completion of the reorganization of North Penn Bank into the mutual holding company form of organization; and

3.	Such other business that may properly come before the special meeting or any adjournment of the special meeting. The Board of Directors is not aware of any such business at this time.

The Board of Trustees has fixed                     , 2005 as the record date for the determination of depositors of North Penn Bank entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. Only depositors of North Penn Bank, as of                     , 2005, will be entitled to vote at the special meeting.

Frank H. Mechler
Secretary

                    , 2005

Scranton, Pennsylvania

YOUR VOTE IS VERY IMPORTANT. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE TWO PROPOSALS.

VOTING DOES NOT REQUIRE YOU TO PURCHASE STOCK IN OUR OFFERING.

THE ENCLOSED PROSPECTUS PROVIDES A MORE DETAILED DESCRIPTION OF THE PROPOSALS AND IS INCORPORATED BY REFERENCE HEREIN.

YOUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE TWO PROPOSALS BY PROMPTLY COMPLETING THE ENCLOSED PROXY CARD(S) AND USING THE ENCLOSED POSTAGE PRE-PAID PROXY REPLY ENVELOPE. ANY PROXY GIVEN BY A DEPOSITOR MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE BANK A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY DEPOSITOR PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.

NORTH PENN BANK

216 ADAMS AVENUE

SCRANTON, PENNSYLVANIA 18503-1692

(570) 344-6113

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of North Penn Bank to be used at a special meeting of depositors. The special meeting will be held at the                      on                     ,                     , 2005 at     :     a.m., local time. This proxy statement and the enclosed proxy cards are being first mailed to depositors on or about                     , 2005.

The Board of Trustees of North Penn Bank adopted an Amended and Restated Plan of Reorganization and Minority Stock Issuance, subject to the approval of North Penn Bank’s depositors, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. Under the plan of reorganization, North Penn Bank will be reorganized into a mutual holding company structure whereby North Penn Bank will become a Pennsylvania state-chartered stock savings bank which will be wholly-owned by North Penn Bancorp, Inc., a Pennsylvania corporation, which in turn will be a majority-owned subsidiary of North Penn Mutual Holding Company, a Pennsylvania state-chartered mutual holding company. The plan of reorganization also provides that substantially all of the assets and all of the liabilities, including the deposit accounts of North Penn Bank in its mutual form will become assets and liabilities of North Penn Bank in its stock form. A more detailed description of the reorganization is included in the prospectus, which is incorporated by reference herein.

In adopting the plan of reorganization, the Board of Trustees has determined that the reorganization is in the best interests of North Penn Bank, its customers and the communities that it serves.

VOTING AND PROXY PROCEDURE

Voting Rights and Vote Required for Approval

Pursuant to the laws of the Commonwealth of Pennsylvania, the voting rights of North Penn Bank are held exclusively by the Board of Trustees, which is required to adopt the plan of reorganization by a vote of not less than two-thirds of its entire membership. The FDIC has issued regulations under which all state savings banks are generally required to receive depositor approval of plans to reorganize from mutual to stock form. In order to comply with the FDIC regulations, the plan of reorganization provides depositors with the right to vote upon the reorganization.

At the special meeting, each eligible depositor will be entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her deposit accounts in North Penn Bank as of                            , 2004, the voting record date. A majority of the votes which depositors are entitled to cast must be present in person or by proxy at the special meeting to constitute a quorum for the transaction of business. Each vote with respect to the plan of reorganization will also constitute a vote on the proposed amended and restated articles of incorporation and bylaws of North Penn Bank (in stock form) and the proposed articles of incorporation and bylaws of North Penn Bancorp, Inc. and North Penn Mutual Holding Company. Depositors may not use running proxies in voting for these proposals, which were previously provided to North Penn Savings and Loan Association prior to its charter conversion to North Penn Bank on October 1, 2003.

Required Vote

The affirmative vote of a majority of the total outstanding votes entitled to be cast at the special meeting is required for approval of the plan of reorganization. The same requirement pertains to the establishment of North Penn Charitable Foundation. Consequently, not voting will have the same effect as voting against the plan of reorganization and the voting against establishment of North Penn Charitable Foundation. According to North Penn Bank’s records, as of the voting record date, there were                      votes entitled to be cast at the special meeting and                      votes required to approve the plan of reorganization and                      votes required to approve the establishment of North Penn Charitable Foundation. If there are insufficient votes for approval of the plan of reorganization and approval of the establishment and funding of the charitable foundation at the time of the special meeting. The special meeting may be adjourned to permit further solicitation of proxies.

Voting by Proxy

Our Board of Trustees is sending you this proxy statement for the purpose of requesting that you allow your votes to be represented at the special meeting by the persons named in the enclosed proxy card. All votes represented at the special meeting by properly signed and dated proxies will be cast according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your votes will be cast as recommended by our Board of Trustees. Our Board of Trustees recommends that you vote FOR approval of the plan of reorganization and FOR approval of the establishment and funding of the charitable foundation. The proxies being solicited by our Board of Trustees are only for use at the special meeting and at any adjournment of the special meeting and will not be used for any other meeting.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their own best judgment to determine how to cast your votes. This includes a motion to adjourn or postpone the special meeting in order to solicit additional proxies. We may adjourn or postpone the meeting in order to solicit additional proxies if we have not received a sufficient number of votes to approve the plan of reorganization and the establishment and funding of the charitable foundation. However, no proxy that is voted against the plan of reorganization and the establishment and funding of the charitable foundation will be voted in favor of adjournment to solicit additional proxies. If the special meeting is postponed or adjourned, your votes may be cast by the persons named in the proxy card on the new special meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of North Penn Bank in writing before your votes have been cast at the special meeting, deliver a later-dated proxy, or attend the meeting and cast your votes in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts (IRAs) established at North Penn Bank, the beneficiary will need to direct the trustee’s vote on the plan of reorganization by returning a completed proxy card to North Penn Bank.

Solicitation of Proxies and Tabulation of the Vote

To the extent necessary to permit approval of the plan of reorganization and the establishment and funding of the charitable foundation, proxies may be solicited by certain of our officers, trustees or employees by telephone or through other forms of communication and, if necessary, the special meeting may be adjourned to a later date. Such persons will be reimbursed by us for their reasonable out-of-pocket expenses incurred in connection with such solicitation. We will bear all costs associated with proxy solicitation and vote tabulation. In addition, Ryan Beck & Co., Inc. may assist us in soliciting proxies for the special meeting. Ryan Beck & Co., Inc. will receive compensation for their services as described in the Prospectus under the caption, “The Reorganization and Stock Offering – Marketing Arrangements.”

INCORPORATION OF INFORMATION BY REFERENCE

The prospectus of North Penn Bancorp, Inc. (the “Prospectus”) which accompanies this Proxy Statement is incorporated herein by reference in its entirety. The Bank urges you to carefully read the Prospectus prior to voting on the proposals to be presented at the Special Meeting. The information contained in the Prospectus will help you evaluate the proposals to be presented at the Special Meeting. The Prospectus sets forth a description of the reorganization and the related offering of North Penn Bancorp, Inc. common stock under the section “The Reorganization and Stock Offering.” Such section also describes the effects of the reorganization on depositors of the Bank, including any tax consequences of the reorganization.

In addition, the Prospectus sets forth a description of the establishment and funding of North Penn Charitable Foundation under the section “The North Penn Charitable Foundation” and any tax consequences related to the establishment and funding of the charitable foundation.

Information regarding North Penn Bank (in stock form), North Penn Bancorp, Inc. and North Penn Mutual Holding Company is set forth in the Prospectus under the captions “Our Management – Trustees” and “Our Management – Executive Officers.”

The Prospectus also describes the business and financial condition of North Penn Bancorp, Inc. and the Bank under the captions “Recent Developments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The capital stock of North Penn Bancorp, Inc. is described in the Prospectus under the caption “Description of North Penn Bancorp, Inc.’s Capital Stock.” In addition, the historical consolidated financial statements of North Penn Bancorp, Inc. are included in the Prospectus.

Information regarding the use of proceeds from the sale of North Penn Bancorp, Inc. common stock in connection with the reorganization and stock offering, the historical capitalization and the pro forma capitalization, other pro forma data, as well as information pertaining to regulation, employees and legal proceedings are set forth in the Prospectus under the captions “Use of Proceeds,” “Capitalization,” “Pro Forma Data,” “Regulatory Capital Compliance,” “Regulation and Supervision,” “Our Business – Personnel” and “– Legal Proceedings,”

respectively. The Pro Forma Data shows the effects of the reorganization on North Penn Bancorp, Inc.’s total stockholders’ equity and net income, on both an aggregate and per share basis, based upon the assumption set forth therein. The consents of certain experts are discussed in the Prospectus in “Legal and Tax Opinions” and “Experts.”

The Prospectus also sets forth a description of the current management of the Bank, as well as, the proposed management of North Penn Mutual Holding Company, North Penn Bancorp, Inc. and North Penn Bank (in stock form), including current compensation and benefits as well as possible future stock benefit plans. See “Our Management” in the Prospectus.

PROPOSAL 1

APPROVAL OF THE AMENDED AND RESTATED

PLAN OF REORGANIZATION AND MINORITY STOCK ISSUANCE

A copy of the Amended and Restated Plan of Reorganization and Minority Stock Issuance is attached hereto as Appendix A.

The Board of Trustees of the Bank recommends that you vote FOR approval of the Amended and Restated Plan of Reorganization and Minority Stock Offering. North Penn Bank will remain an independent financial institution after the Reorganization and Stock Offering.

Not voting will have the same effect as voting against the plan. Voting FOR approval of the plan will not obligate any depositor to purchase any shares of North Penn Bancorp, Inc. common stock. Shares of North Penn Bancorp, Inc. common stock are being offered for sale only by the Prospectus.

PROPOSAL 2

APPROVAL OF THE ESTABLISHMENT AND FUNDING

OF NORTH PENN CHARITABLE FOUNDATION

The Prospectus sets forth a description of North Penn Charitable Foundation, including the purpose of the foundation, the structure of the foundation, tax considerations and regulatory conditions imposed on the foundation. See “The North Penn Charitable Foundation” in the Prospectus.

The Board of Trustees of the Bank recommends that you vote FOR the establishment and funding of North Penn Charitable Foundation.

Not voting will have the same effect as voting against the establishment and funding of the charitable foundation. Voting FOR approval of the establishment of North Penn Charitable Foundation will not obligate any depositor to purchase any shares of North Penn Bancorp, Inc. common stock. Shares of North Penn Bancorp, Inc. common stock are being offered only by the Prospectus. If Proposal 1 is not approved, the North Penn Charitable Foundation will not be established. North Penn Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes within the communities served by the Bank.

ADDITIONAL INFORMATION

The Amended and Restated Plan of Reorganization and Minority Stock Issuance is attached hereto as Appendix A. The articles of incorporation and bylaws of North Penn Bank (in stock form), North Penn Bancorp, Inc. and North Penn Mutual Holding Company have not been included but are available at no cost to you by contacting our Stock Information Center at (570) 983-0240, or by writing to the Administrative Assistant to the President at 216 Adams Avenue, Scranton, Pennsylvania 18503-1692.

THE PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NORTH PENN BANCORP, INC. COMMON STOCK. THE OFFER WILL BE MADE ONLY BY MEANS OF THE PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER AND ACCOMPANIED BY A STOCK ORDER FORM.

PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD(S) SOLICITED BY THE BOARD OF TRUSTEES AND MAIL THE PROXY CARD(S) PROMPTLY IN THE ENCLOSED PROXY REPLY ENVELOPE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE TWO PROPOSALS. VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR STOCK OFFERING.

ALL REGULATORY APPROVALS HAVE BEEN RECEIVED. HOWEVER, SUCH APPROVALS DO NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OR THE REORGANIZATION BY THE REGULATORS.

By Order of the Board of Trustees

Frank H. Mechler
Secretary

                                , 2005

Scranton, Pennsylvania

REVOCABLE PROXY

NORTH PENN BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF

NORTH PENN BANK

The undersigned depositor of North Penn Bank hereby appoints the full Board of Trustees as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of depositors to be held at              at             ,             , and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

1.	FOR or AGAINST the Amended and Restated Plan of Reorganization and Minority Stock Issuance pursuant to which North Penn Bank will be reorganized into the mutual holding company structure. As part of voting on the plan of reorganization, depositors will be approving the proposed amended and restated articles of incorporation and bylaws for North Penn Bank (in stock form) and articles of incorporation and bylaws for North Penn Bancorp, Inc. and North Penn Mutual Holding Company. Pursuant to the plan of reorganization, North Penn Bancorp, Inc. will issue 53.9% of its common stock to North Penn Mutual Holding Company, a state-chartered mutual holding company that will be formed pursuant to the plan of reorganization, will offer for sale 44.1% of its common stock and, assuming approval of Proposal 2, will contribute 2% of its common stock to North Penn Charitable Foundation; and
2.	FOR or AGAINST the establishment of North Penn Charitable Foundation, a Pennsylvania non-stock corporation, dedicated to the promotion of charitable purposes within Northeastern Pennsylvania, and the contribution of a number of shares of authorized but unissued North Penn Bancorp, Inc. common stock in an amount equal to 2% of the common stock issued in the reorganization concurrently with completion of the reorganization of North Penn Bank into the mutual holding company form of organization.

This proxy will be voted as directed by the undersigned depositor.

If no vote is marked, this proxy, if properly signed and dated, will be voted FOR adoption of the plan of reorganization and FOR establishment and funding of the charitable foundation. In addition, this proxy will be voted at the discretion of the Board of Trustees upon any other matter as may properly come before the special meeting. No such matters are anticipated.

The undersigned may revoke this proxy at any time before it is voted by delivering to the Secretary of North Penn Bank either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting, filing a written revocation and voting in person. The undersigned hereby acknowledges receipt of the notice of special meeting of depositors and proxy statement and accompanying prospectus.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE.

NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

(over)

PROXY CARD

PLEASE MARK YOUR VOTE AS SHOWN [X]

1.    The Amended and Restated Plan of Reorganization and Minority Stock Issuance pursuant to which North Penn Bank will be reorganized into the mutual holding company structure (as described on the reverse side of this proxy card).

	FOR ☐	AGAINST ☐

2. The establishment and funding of the North Penn Charitable Foundation (as described on the reverse side of this proxy card).	FOR ☐	AGAINST ☐

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Depositors of North Penn Bank called for              and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

SIGNATURE	DATE:

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PREPAID PROXY REPLY ENVELOPE. NONE OF THE CARDS IS A DUPLICATE.

IMPORTANT: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY. JOINT ACCOUNTS NEED ONLY ONE SIGNATURE. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, AGENT, OFFICER, EXECUTOR, TRUSTEE, GUARDIAN, ETC., PLEASE ADD YOUR FULL TITLE TO YOUR SIGNATURE.

DETACH HERE